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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             ----------------------



                                    FORM 8-K


  Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): May 22, 1998



                             SNYDER OIL CORPORATION

             (Exact name of registrant as specified in its charter)




         Delaware                    1-10509                   75-2306158
(State or other jurisdiction    (Commission  File            (IRS Employer
      of incorporation)              Number)               Identification No.)




777 Main Street
Fort Worth, Texas                                                 76102
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (817) 338-4043

Item 5.  Other Events.

As announced on May 26, 1998, Snyder Oil Corporation (the "Company") acquired 75 percent of Amoco Production Company's ("Amoco") interest in the Beaver Creek Unit and two associated gas plants in the Wind River Basin in Wyoming in exchange for the Jonah Field portion of the Company's properties in the Deep Green River Basin Project in Wyoming. Under the terms of the agreement, effective January 1, 1998, SOCO also received Amoco's interest in the Deep Green River Project outside the Jonah Field area and retained the deep rights in Jonah beneath the Mesa Verde horizon at about 12,250 feet. As of the effective date, SOCO's engineers estimate the acquired properties to contain net proved reserves of approximately 100 billion cubic feet of gas equivalents (Bcfe) with a pre-tax SEC value of $70 million. As of the same date, the Jonah Field interest exchanged comprised 11 percent of SOCO's proved reserves, 51 Bcfe, and had a pre-tax SEC value of $33 million.


                                   SIGNATURES



 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             SNYDER OIL CORPORATION



                                             By: /s/ Peter E. Lorenzen
                                                --------------------------
                                                Peter E. Lorenzen
                                                Vice President
June 1, 1998